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                                  EXHIBIT 24.1
























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                                  EXHIBIT 24.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103,33-49724, 33-64323
and 33-53542) and Form S-3 (File No. 33-16116) of our report dated February 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 1 0-K.


                                       COOPERS & LYBRAND L.L.P.







Tulsa, Oklahoma
March 19, 1996